Exhibit 23.5

SH WONG & CO 王世雄律师行 In association with Wong & Chun Lawyers		Office:	Office no. 6 20/F, Singga Commercial Centre l44 – 151 Connaught Road West Hong Kong
		辦公室：	香港西區144-151 号干诺道西成基商业中心20楼6室
		Tel (電話):	2126 7008 email: simon.wong@shwongandco.com

Partner:	Wong Sai Hung

Our Ref	:	25002	Date:	14 February 2025
Your Ref	:

To: Eastern International Ltd.

Suite 901-903, 9th Floor, Building #2, Qianwan Zhigu

Chuanhua Smart CenterScience and Technology City Block

Xiaoshan Economic and Technological Development Zone

Xiaoshan District, Hangzhou, Zhejiang Province, China 311231

Re: Consent Letter on Eastern International Ltd. Form F-1

We understand that Eastern International Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands is filing a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “IPO”).

We act as the Hong Kong counsel to Company in connection with the Company’s Registration Statement on Form F-1 and IPO.

We hereby consent to the reference to our firm in the Registration Statement and any amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the IPO, and (vi) in other publicity materials in connection with the IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.